Exhibit 31.4

Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Sylvia Cheung, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-Q/A for the quarterly period ended March 31, 2020 of Anika Therapeutics, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 6, 2020	/s/ SYLVIA CHEUNG
Sylvia Cheung
Chief Financial Officer
Principal Financial Officer